Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284493

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 5, 2025)

BOXLIGHT CORPORATION

1,333,333 Shares of Class A Common Stock

We are offering 1,333,333 shares of our Class A common stock, par value $0.0001 per share, directly to certain institutional investors at a public offering price of $3.00 per share. Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BOXL.”

On September 23, 2025, the last reported sale price of the Class A common stock on the Nasdaq Capital Market was $2.86 per share. Investors that purchase shares of our Class A common stock may lose a significant portion of their investments if the price of our Class A common stock declines. You are urged to obtain current market quotations of our Class A common stock.

As of September 22, 2025, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $18.2 million, based on 3,952,986 shares of Class A common stock outstanding as of September 22, 2025, of which 135,554 shares were held by non-affiliates, and a price of $4.77 per share, the closing price of our Class A common stock on The Nasdaq Capital Market on September 22, 2025. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of the SEC’s Form S-3. In no event may we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We have engaged A.G.P./Alliance Global Partners to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the shares offered by this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below. We have entered into a securities purchase agreement with the investors in this offering pursuant to which certain investors may elect to wire their respective aggregate purchase price for the purchase of our shares in immediately available funds to a bank account specified by us, otherwise referred to herein as company settlement. Upon closing of the offering, we will issue the securities to the investors that elect company settlement. If the offering is not completed, the funds held by us in a bank account with respect to investors that elected company settlement shall be returned to those investors. For the investors that do not elect company settlement, we will deliver all securities to be issued in connection with this offering delivery versus payment (DVP)/receipt versus payment (RVP) upon receipt of investor funds.

Due to noncompliance with Nasdaq’s minimum stockholders’ equity rule, the Class A common stock is subject to possible delisting on October 6, 2025. A delisting of our Class A common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class A common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A common stock. See page S-4 for further information.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISK. BEFORE BUYING ANY OF OUR CLASS A COMMON STOCK, YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

	Per Share	Total
Public offering price	$3.00	$3,999,999.00
Placement agent fees(1)	$0.21	$279,999.93
Proceeds to us, before expenses	$2.79	$3,719,999.07

(1)	See “Plan of Distribution” for additional disclosure regarding placement agent fees and reimbursements and estimated offering expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares offered hereby is expected to be made on or about September 24, 2025, subject to customary closing conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is September 23, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, including the documents incorporated herein by reference, is the prospectus supplement, which describes the specific terms of this offering. The second part, including the documents incorporated therein by reference, is the accompanying prospectus, which provides more general information. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before buying any of the shares being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the placement agent have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the placement agent take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus supplement outside the United States.

This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Market data and industry statistics used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

When used in this prospectus supplement and the accompanying prospectus, the terms “company,” “Boxlight,” “we,” “our” and “us” refer to Boxlight Corporation and its consolidated direct and indirect subsidiaries, unless otherwise specified or unless the context requires otherwise.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners. We use our trademarks and our logo, in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations.

Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Factors that may cause actual results to differ materially from current expectations include, among other things:

•	our ability to avoid being delisted from the Nasdaq Capital Market on October 6, 2025 due to our noncompliance with the minimum stockholders’ equity requirement of Nasdaq Listing Rule 5550(b);

•	our ability to avoid being delisted from the Nasdaq Capital Market due to other current or, in view of the Company’s past history of listing noncompliance, future instances of noncompliance with Nasdaq listing rules;

•	our ability to continue to operate as a going concern;

•	our ability to comply with certain covenants, minimum liquidity and borrowing base requirements under our existing credit agreement, or in the alternative, to continue to obtain forbearances or waivers from the lender thereunder with respect to defaults thereunder, including existing defaults;

•	our ability to pay the redemption price of our outstanding Series B Preferred Stock and Series C Preferred Stock in the event the holders thereof were to opt to cause the Company to redeem the Series B Preferred Stock or Series C Preferred Stock;

•	our indebtedness, a substantial amount of which is bearing interest at a variable rate;

•	our history of operating losses;

•	our ability to raise additional capital;

•	changes in the sales of our display products;

•	changes in U.S. administrative policy, including the imposition of or increases in tariffs, changes to existing trade agreements and any resulting changes in international trade relations, such as trade wars;

•	unfavorable global economic or political conditions, including fluctuations in interest rates, inflation, declining consumer sentiment and market uncertainty, and the ongoing conflicts between Russia and Ukraine, and Israel and Hamas;

•	changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies;

•	seasonal fluctuations in our business;

•	changes in our working capital requirements and cash flow fluctuations;

•	competition in our industry;

•	our ability to enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner;

•	our reliance on resellers and distributors to promote and sell our products;

•	the success of our strategy to increase sales in the business and government markets;

S-iii

•	changes in market saturation for our products;

•	challenges growing our sales in foreign markets;

•	our dependency on third-party suppliers;

•	our reliance on highly skilled personnel;

•	governance and management risks related to turnover in our executive ranks and board of directors;

•	our ability to enter into and maintain strategic alliances with third parties;

•	war, terrorism, other acts of violence, or potential effects of future epidemics, pandemics, or other health crises;

•	a breach in security of our electronic data or our information technology systems, including any cybersecurity attack;

•	our ability to keep pace with developments in technology;

•	consumer product and environmental laws;

•	risks inherently related to our foreign operations;

•	our compliance with the Foreign Corrupt Practices Act;

•	income taxation for our worldwide operations;

•	our ability to ship and transport components and final products efficiently and economically across long distances and borders;

•	compliance with export control laws, including restrictions on foreign microchips;

•	fluctuations in foreign currencies;

•	unstable market and economic conditions and potential disruptions in the credit markets;

•	defects in our products and detection thereof;

•	patents or other intellectual property rights necessary to protect our proprietary technology and business;

•	assertions against us relating to intellectual property rights;

•	our ability to anticipate consumer preferences and successfully develop attractive products;

•	our ability to develop, implement and maintain an effective system of internal control over financial reporting;

•	our possible or assumed future results of operations;

•	our ability to attract and retain customers;

•	our ability to sell additional products and services to customers;

•	our cash needs and financing plans;

•	our potential growth opportunities;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	the effects of future regulation;

•	our ability to protect or monetize our intellectual property; and

•	those other risks referenced herein, including those risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequently filed Quarterly Report on Form 10-Q, and matters discussed under the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such reports.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Also, forward- looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update these forward- looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our Class A common stock. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-4 of this prospectus supplement and the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement.

Our Company

We are a technology company that is seeking to become a world-wide leading innovator and integrator of interactive products and software for schools, education, business, and government interactive spaces. We currently design, produce and distribute interactive displays, collaboration software, supporting accessories and professional services. We also distribute science, technology, engineering, and math products, including a robotics and coding system, 3D printing solution and portable science lab. The Company’s products are integrated into its software suite that provides tools for presentation creation and delivery, assessment, and collaboration.

Our operations are organized, managed, and classified into three reportable segments – Europe, Middle East, and Africa (EMEA), North and Central America (Americas), and all other geographic regions. Our EMEA segment consists of the operations of Sahara Holding Limited and its subsidiaries. Our Americas segment consists primarily of the operations of Boxlight, Inc. and its subsidiaries, and the remaining segment consists primarily of the operations of Boxlight Australia, PTY LTD.

Each of our operating segments are primarily engaged in the sale of education technology products and services in the education market but which are also sold into the health, government and corporate sectors and derive a majority of their revenues from the sale of flat-panel displays, audio and other hardware accessory products, software solutions and professional services. Generally, our displays produce higher net operating revenues but lower gross profit margins than our accessory solutions and professional services.

To date, we have generated substantially all of our revenue from the sale of hardware (primarily consisting of interactive displays and audio products) and software to the educational market in the United States and Europe.

We have also implemented a comprehensive plan to reach and maintain profitability both from our core business operations. Highlights of the plan include:

•	Integrating products of the acquired companies and cross training sales representatives to increase their offerings and productivity;

•	Hiring new sales representatives with significant industry experience in their respective territories, and

•	Expanding our reseller partner network both in key territories and in new markets, thereby increasing our penetration and reach.

Going Concern

As of June 30, 2025, we owed $38.3 million to the lender under our credit agreement and had total indebtedness of $39.0 million. As previously disclosed, we have been unable to comply with certain covenants under our credit agreement. At July 31, 2025, we were out of compliance with the borrowing base covenant. In addition, because of the significant decreases in the required senior leverage ratio that have occurred within the past eighteen months, our current forecast projects that we may not be able to maintain compliance with the senior leverage ratio financial covenant.

Although, to date, we have been successful in obtaining waivers with respect to these matters and avoid defaults under the agreement, there can be no assurance that the lender will not declare an event of default and accelerate all of our obligations under the credit agreement in the event we are unable to get into full compliance with these covenants in the future.

These conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued. See “Risk Factors — We have not complied with certain covenants, including minimum liquidity and borrowing base requirements, under the credit agreement and, if the lender declared an event of default and accelerated the loans, this could cause us to be unable to continue to operate as a going concern” on page S-6.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, and our telephone number is 678-367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

THE OFFERING

Class A common stock offered by us	1,333,333 shares.

Offering price	$3.00 per share.

Class A common stock to be outstanding immediately after this offering	5,512,319 shares.

Class B common stock to be outstanding immediately after this offering	No shares.

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $3.5 million, after deducting placement agent fees and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering to repay borrowings and pay interest under our credit agreement, and, if the lender agrees, any remaining proceeds for working capital and other general corporate purposes. Please see “Use of Proceeds” below.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

Listing	Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “BOXL.”

Transfer agent	Vstock Transfer, LLC.

CUSIP of Class A common stock	103197307.

The number of shares of Class A common stock to be outstanding after this offering is based on 4,178,986 shares of our Class A common stock and no shares of our Class B common stock outstanding at September 23, 2025 and excludes the following:

•	6,120 shares of Class A common stock reserved for issuance upon the settlement of outstanding restricted stock units;

•	441,000 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $2.13 per share;

•	210,723 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $19.39 per share;

•	4,845 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $56.18 per share; and

•	444,566 shares of Class A common stock issuable upon the conversion of outstanding Series A, Series B and Series C preferred stock.

RISK FACTORS

An investment in our Class A common stock involves a number of risks. Before deciding to invest in our Class A common stock, you should carefully consider the risks described herein and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequently filed Quarterly Report on Form 10-Q, which reports are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, and the information and documents incorporated by reference herein, as updated by our subsequent filings with the Securities and Exchange Commission, and the risk factors and other information contained in the any prospectus supplement and any free writing prospectus used in connection with any offering hereunder. Any of these risks could harm our business, financial condition, results of operations or cash flow. This could cause the trading price of our Class A common stock to decline or otherwise result in a loss of all or part of your investment. The risks described herein and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to this Offering and our Class A Common Stock

We may not be able to maintain a listing of our Class A common stock on Nasdaq Capital Market, and could be delisted as early as October 6, 2025.

On April 7, 2025, the Company received a letter (the “Notice”) from the staff at Nasdaq notifying the Company that it did not satisfy the continued listing requirements under Nasdaq Listing Rule 5550(b) for the Nasdaq Capital Market. Rule 5550(b) requires that a listed company must satisfy one of the following three standards: (1) stockholders’ equity of at least $2.5 million; (2) market value of listed securities of at least $35 million; or (3) net income from continuing operations of $0.5 million in the most recently completed fiscal year or in two of the three most recently completed fiscal years. In its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Company reported a stockholders’ deficit of $20.6 million. In its Annual Report for the year ended December 31, 2024, the Company reported net losses of $28.3 million and $39.2 million for the years ended December 31, 2024, and 2023, respectively. In addition, based on the closing bid price of the Company’s Class A Common Stock on the Nasdaq Capital Market on September 23, 2025, the market value of the Company’s listed securities was approximately $12.0 million as of such date.

The Company submitted a compliance plan to Nasdaq with available options to resolve the deficiency and regain compliance. The Company’s compliance plan was accepted on June 20, 2025, and the Company was granted until October 6, 2025, to evidence compliance. However, as of the date of this prospectus supplement, compliance with Rule 5550(b) has not been achieved.

There can be no assurance that the Company will be able to obtain compliance with Rule 5550(b) within the remaining timeframe until October 6, 2025. If the Company’s Class A Common Stock is delisted from the Nasdaq Capital Market, it could have a material adverse effect on the market price and liquidity of the Class A Common Stock and could materially impair the Company’s ability to raise equity capital.

The Company also previously reported, due to a director resignation, noncompliance with Nasdaq Rule 5605(c)(2)(A), which requires, among other things, that audit committees have at least three members and that at least one member have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. Also as previously reported, the resignation also resulted in the Company not being in compliance with Nasdaq Rule 5605(b)(1), which requires that a majority of the board of directors must be comprised of independent directors as defined in Nasdaq listing standards. The Company was subsequently able to regain compliance with these rules through recruitment of new directors.

Also as previously reported, the Company also has previously been out of compliance with Nasdaq Listing Rule 5550(a)(2), which requires that listed companies maintain a minimum closing bid price. The Company resolved that issue with a reverse stock split of its authorized, issued and outstanding shares of Class A common stock, at a ratio of 1-for-5 which became effective on February 14, 2025.

While the Company has resolved prior instances of Nasdaq listing noncompliance, the current noncompliance related to the Company’s failure to meet Nasdaq’s stockholders’ equity minimum remains unresolved, which could result in the Company’s delisting on October 6, 2025. Moreover, the Company’s history of noncompliance could suggest that further incidents of noncompliance could occur in the future, which could also result in adverse stock market consequences, including delisting.

A delisting of our Class A common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class A common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A common stock. In the event our stock is delisted from Nasdaq, whether by choice or otherwise, the delisting of our Class A common stock could significantly impair our ability to raise capital and increase stockholder value.

You will experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase.

Because the price per share of our Class A common stock being offered is substantially higher than the as adjusted net tangible book value per share of our Class A common stock, you may suffer immediate and substantial dilution with respect to the net tangible book value of the Class A common stock you purchase in this offering. After giving effect to the sale of 1,333,333 shares of Class A common stock at an offering price of $3.00 per share, and after deducting the estimated placement agent fees and offering-related expenses payable by us, but not adjusting for other changes to the number of shares of Class A common stock from June 30, 2025 to the date of this offering, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $(39.3) million, or $(9.88) per share of Class A common stock. This amount represents an immediate increase in the net tangible book value of $3.6 million of our Class A common stock to our existing stockholders and an immediate dilution in net tangible book value of $12.88 per share to the investors purchasing securities in this offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our Class A common stock or other securities. In addition, this offering and future equity offerings and other issuances of our Class A common stock or other securities may adversely affect our Class A common stock price.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock or securities convertible into Class A common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Class A common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock.

An active trading market for our Class A common stock may not be developed or sustained.

Although our Class A common stock is currently listed on The Nasdaq Capital Market, the market for our Class A common stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Class A common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

Management may have limited discretion as to the use of the proceeds from this offering, and therefore they may not be used effectively.

The Company’s credit agreement requires it to use the net cash proceeds of any equity issuances, including this offering, to prepay borrowings under the credit agreement. As the amount of outstanding borrowings covered by this covenant exceeds the net proceeds of this offering, all net proceeds of this offering must be applied to prepay borrowings under the credit agreement unless otherwise agreed to by the lender. Consequently, the net proceeds of this offering may not end up being applied to uses that potentially could provide a better return to the Company and its stockholders than reduction of indebtedness. Furthermore, in the event the Company sought waiver or modification of this provision in the credit agreement, there is no assurance that the lender will agree to waive or modify it in whole or in part. If the lender were to agree to a waiver or modification, the lender might condition such accommodation on agreed constraints on management’s discretion to apply the net proceeds, which might similarly lead to uses that might not maximize returns to the Company and its stockholders.

Because we do not currently intend to declare cash dividends on our shares of Class A common stock in the foreseeable future, you must rely on appreciation of the value of our Class A common stock for any return on your investment.

We have never paid cash dividends on our Class A common stock. We currently intend to retain any future earnings to fund the development and growth of our business. Additionally, our ability to pay dividends is limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of our term loan. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our Class A common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our Class A common stock.

Risks Related to Our Business, Operations and Financial Condition

We have not complied with certain covenants, including minimum liquidity and borrowing base requirements, under the credit agreement and, if the lender declared an event of default and accelerated the loans, this could cause us to be unable to continue to operate as a going concern.

As of June 30, 2025, we owed $38.3 million to the lender under our credit agreement. As previously disclosed, we have been unable to comply with certain covenants under our credit agreement with the lender. Although, to date, we have been successful in obtaining forbearance agreements with respect to these matters and avoid defaults under the agreement, there can be no assurance that the lender will not declare an event of default and accelerate all of our obligations under the credit agreement in the event we are unable to get into full compliance with these covenants in the future.

Recently, the Company was not in compliance with the senior leverage ratio financial covenant under its credit agreement at June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025 and June 30, 2025. In addition, the Company was also not in compliance with its borrowing base covenant under the credit agreement at December 31, 2024, January 31, 2025, February 28, 2025, March, 31, 2025, April 30, 2025, May 31, 2025, June 30, 2025, and July 31, 2025.

On March 24, 2025, the Company entered into an eighth amendment to the credit agreement with the collateral agent and lender to (i) provide the Company with an additional $2.5 million working capital bridge loan in March 2025 and (ii) waive any events of default that may have arisen directly as a result of (1) the financial covenant event of default (as defined in the eighth amendment) for the periods ended December 31, 2024 and March 31, 2025 and (2) the borrowing base defaults described in the eighth amendment for the months ended December 31, 2024, January 31, 2025 and February 28, 2025. The bridge loan, including the related fee, was due and payable in full on August 31, 2025. In conjunction with obtaining the waiver, the Company also was required to comply with the following covenants:

•	Initiate recapitalization efforts and/or other financing arrangements with target completion milestones starting on March 21, 2025 through an expected completion of the recapitalization and/or repayment of the debt by June 16, 2025. Not meeting these dates was an event of default under the credit facility. The Company did not meet this requirement.

•	Provide budgets to the lender with variances in excess of specified thresholds resulting in an event of default at the discretion of the lender. The Company will also be required to meet with a financial advisor, as designated by the lender, if requested.

In addition, the eighth amendment prohibits the Company from paying dividends or distributions to the preferred stockholders and reduces the borrowing base calculations by reducing the value assigned to its intellectual property to $11.2 million.

As noted above, the Company was not in compliance with its financial covenant related to the borrowing base under the credit agreement at March 31, 2025. However, the noncompliance was cured by the payment of approximately $1.3 million under the credit agreement in April and May 2025. The Company applied these payments to the bridge loan and related fee, leaving a balance due on August 29, 2025 of $1.4 million, which the Company paid by the due date.

On August 13, 2025, the Company entered into a forbearance agreement and ninth amendment and waiver to the credit agreement with the collateral agent and lender to waive any events of default that may have arisen directly as a result of (1) the financial covenant event of default (as defined in the ninth amendment) for the period ended June 30, 2025, (2) the borrowing base defaults described in the ninth amendment for the months ended April 30, 2024, May 31, 2025, June 30, 2025, and July 31, 2025, and (3) the failure to comply with the recapitalization requirement set forth in the eighth amendment. Pursuant to the ninth amendment, the Company agreed to increase its quarterly principal payment due on September 30, 2025 from the scheduled $0.7 million to $1.0 million and to change interest payments from being due quarterly to being due monthly beginning in August 2025.

Because of the significant decreases in the required senior leverage ratio that have occurred within the past 18 months, our current forecast projects that we may not be able to maintain compliance with this ratio. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

In view of these matters, continuation as a going concern is dependent upon our ability to continue to achieve positive cash flow from operations, obtain waivers or other relief under the credit agreement for any future non-compliance with the senior leverage ratio, borrowing base requirements or any other covenants or requirements under the credit agreement, or refinance our credit agreement with a different lender. Furthermore, in the event the lender refuses to grant waivers to avoid a future default, the lender might accelerate our obligations under the credit agreement. In order to satisfy such obligations, we would similarly have to refinance our obligations or seek additional capital, which we might not be able to do on acceptable terms or on a timely basis, or at all. Our ability to refinance our existing debt is based upon credit markets and economic forces that are outside of our control. There can be no assurance that we will be successful in refinancing our debt or raising additional capital, whether on acceptable terms, or on a timely basis, or at all. Furthermore, if we were attempting to refinance our obligations or raise capital in response to an imminent or declared acceleration and default, we might have to do so on an expedited basis, which might further jeopardize our ability to successfully refinance or obtain capital. In the event we fail in any of the efforts described in the preceding sentences, our business may materially suffer or even cease operations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, after deducting placement agent fees and estimated offering-related expenses payable by us, will be approximately $3.5 million.

Our credit agreement requires that the net cash proceeds of any equity issuance, which includes this offering, be applied within five business days of receipt to prepay any outstanding term loan borrowings under the credit agreement. The amount of outstanding borrowings covered by this obligation exceeds the net proceeds of this offering; consequently, unless the lender agrees otherwise, the Company will be obligated to apply all net proceeds of this offering to reduce its indebtedness under the credit agreement.

In December 2021, the Company and substantially all of its direct and indirect subsidiaries entered into a term loan credit facility, which we refer to as the credit agreement, with Whitehawk Finance LLC as lender and Whitehawk Capital Partners, LP as collateral and administrative agent. Borrowings under the credit agreement are secured by substantially all of the assets of the Company and the subsidiary parties. As amended, the Company’s interest rate is calculated as the “Daily Simple SOFR” (Secured Overnight Financing Rate), subject to a floor of 1%, plus the Term SOFR Adjustment and Applicable Margin, each as defined in the credit agreement. As of June 30, 2025, we owed $38.3 million under the credit agreement bearing an effective interest rate of 17.85%.

The credit agreement contains certain covenants, some of which the Company has encountered difficulties complying with. See “Risk Factors— We have not complied with certain covenants, including minimum liquidity and borrowing base requirements, under the credit agreement and, if the lender declared an event of default and accelerated the loans, this could cause us to be unable to continue to operate as a going concern” on page S-6.

The Company currently expects to request some accommodation from the lender to permit at least a portion of the net proceeds from this offering to be applied to uses other than reduction of indebtedness, although it has not done so yet. In the event the Company does so request, and the lender agrees, to modify or amend the credit agreement, the Company expects, subject to any conditions the lender may prescribe, to use the net proceeds for working capital and other general corporate purposes; however, we have no understandings, agreements or commitments to do so as of the date of this prospectus supplement, and there can be no assurance that the lender will agree to any such request, or that it will agree to such request on the terms and conditions proposed by the Company. See "Risk Factors—Management may have limited discretion as to the use of the proceeds from this offering, and therefore they may not be used effectively" on page S-6.

DILUTION

If you invest in our securities in this offering, you will suffer immediate and substantial dilution in the book value of the shares you purchase in an amount equal to the difference between the offering price per share in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of Class A common stock outstanding as of June 30, 2025. Our net tangible book value as of June 30, 2025 was approximately ($43.0) million, or ($16.22) per share of Class A common stock. After giving effect to the sale of 1,333,333 shares of Class A common stock at an offering price of $3.00 per share, and after deducting the estimated placement agent fees and offering-related expenses payable by us, but not adjusting for other changes to the number of shares of Class A common stock from June 30, 2025 to the date of this offering, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $(39.3) million, or ($9.88) per share of Class A common stock. This amount represents an immediate increase in the net tangible book value of $3.6 million of our Class A common stock to our existing stockholders and an immediate dilution in net tangible book value of $12.88 per share to the investors purchasing securities in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share		$3.00

Net tangible book value per share as of June 30, 2025	$(16.22)

Increase in net tangible book value per share as of June 30, 2025, attributable to investors	$6.34

As adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		$(9.88)

Dilution per share to investors		$12.88

The number of shares of Class A common stock to be outstanding after this offering, including other changes to the number of shares of Class A common stock from June 30, 2025 to the date of this offering, is 5,512,319 shares of our Class A common stock and no shares of our Class B common stock outstanding at September 23, 2025. This amount includes shares issued pursuant to the exercise of 647,500 pre-funded warrants and 882,000 common warrants, the vesting of 1,749 restricted stock units, and excludes the following:

•	6,120 shares of Class A common stock reserved for issuance upon the settlement of outstanding restricted stock units;

•	441,000 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $2.13 per share;

•	210,723 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $19.39 per share;

•	4,845 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $56.18 per share; and

•	444,566 shares of Class A common stock issuable upon the conversion of outstanding Series A, Series B and Series C preferred stock.

To the extent that any of these outstanding stock options or warrants are exercised, these restricted stock units vest, these preferred shares are converted, or we issue additional shares under our equity incentive plans, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

Subject to the terms and conditions of a placement agency agreement dated September 23, 2025 (the “Placement Agency Agreement”), A.G.P./Alliance Global Partners (the “Placement Agent” or “A.G.P.”) has agreed to act as our exclusive placement agent in connection with this offering of our Class A common stock pursuant to this prospectus supplement and the accompanying base prospectus. The Placement Agent is not purchasing or selling any Class A common stock offered by this prospectus supplement and the accompanying base prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the Class A common stock , but it has agreed to use its commercially reasonable “best efforts” to arrange for the sale of all of the Class A common stock offered hereby. We have entered into a securities purchase agreement directly with the institutional investors in this offering.

We expect to deliver the shares being offered pursuant to this prospectus supplement on September 24, 2025.

The Placement Agency Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Placement Agency Agreement, we have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Placement Agent Fees and Expenses

We have agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds of from the sale of shares in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering, including its reasonable fees and expenses of legal counsel, up to $45,000 and certain non-accountable expenses equal to $5,000.

The following table shows the offering price, estimated placement agent fees and proceeds to us, before expenses, from the sale of Class A common stock offered hereby.

	Per Share	Total
Public offering price	$3.00	$3,999,999.00
Placement Agent fees (1)	$0.21	$279,999.93
Proceeds to us (before expenses)	$2.79	$3,719,999.07

(1)	Consists of a cash fee of 7.0% of the aggregate gross proceeds from the sale of Class A common stock in the offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

We estimate that the total expenses of this offering, excluding the Placement Agent fees and commissions but including the Placement Agent’s reimbursable expenses, will be approximately $200,000. These expenses are payable by us.

Determination of Offering Price

The public offering price of the Class A common stock we are offering was negotiated between us and the investor, in consultation with the Placement Agent based on the trading of our shares of Class A common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the Class A common stock we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by the Placement Agent. Other than this prospectus supplement in electronic format, the information on the Placement Agent’s websites and any information contained in any other websites maintained by the Placement Agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent, and should not be relied upon by investors.

Lock-up Agreements

We and each of our executive officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 30 days, with respect to the Company, and 45 days, with respect to each of our executive officers and directors, following the date of closing of the offering pursuant to this prospectus supplement. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our Class A common stock or any securities convertible into, or exercisable or exchangeable for, shares of our Class A common stock, subject to an exception for an at-the-market offering facility with the Placement Agent commencing after five days from the closing date of this offering, and to customary exceptions.

Other Activities and Relationships

In February 2025, we entered into a placement agent agreement with A.G.P. (the “February PAA”), as placement agent, pursuant to which, we issued and sold  in a private placement to certain institutional investors, an aggregate of (i) 260,000 shares of Class A common stock , (ii) pre-funded warrants to purchase up to an aggregate of 1,063,000 shares of Class A common stock , and (iii) warrants to purchase up to an aggregate of 1,323,000 shares of Class A common stock at a price per share of Common Stock and accompanying warrant equal to $2.13 (the “Private Placement”). The Private Placement closed on February 21, 2025. As compensation to A.G.P., we paid a cash fee of 7.0% of the aggregate gross proceeds from the Private Placement plus reimbursement of certain expenses and reasonable legal fees.

In addition, in the ordinary course of their various business activities, the Placement Agent and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or their affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of Common Stock offered hereby. The Placement Agent and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Trading Market

Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “BOXL.”

Transfer Agent

The transfer agent for our Common Stock to be issued in this offering is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

LEGAL MATTERS

The validity and enforceability, as applicable, of the securities being offered by this prospectus supplement and accompanying prospectus will be passed upon for us by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the placement agent by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Boxlight Corporation as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in Boxlight Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars, LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address: Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097; by emailing us at ; or by calling us at 360-464-4478. We also maintain a website, https://boxlight.com/investor-relations/overview, through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://boxlight.com. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by our Form 10-K/A filed with the SEC on April 23, 2025.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 14, 2025 and August 13, 2025, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 13, 2025, February 20, 2025, February 21, 2025, March 3, 2025, April 7, 2025, May 30, 2025, June 4, 2025, June 12, 2025, June 23, 2025, June 25, 2025, August 12, 2025, August 14, 2025, and September 19, 2025 (other than those portions of the documents deemed to be furnished and not filed).

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on June 17, 2025; and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, as updated by Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating the description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, Attention: Investor Relations, by emailing us at investor.relations@boxlight.com, or by calling us at 360-464-4478.

PROSPECTUS

$50,000,000

Class A Common Stock

Class B Common

Preferred Stock

Warrants

Debt Securities Units

We may offer and sell up to $50,000,000 in aggregate of the securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change the information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to purchasers or through underwriters, dealers or agents. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or our public float, was approximately $15,432,246 which amount is based on 9,185,861 outstanding shares of Class A common stock held by non-affiliates and a per share price of $1.68, the closing price of our Class A common stock January 6, 2025, which is the highest closing sale price of our Class A common stock on The Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75,000,000, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. We have not sold any securities pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date of this prospectus.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BOXL.” On January 23, 2025, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $1.00.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering the securities described in this prospectus with a total aggregate principal not to exceed $50,000,000. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context requires otherwise or unless otherwise indicated, all references to “Boxlight,” “BOXL,” the “Company,” “we,” “us” or “our” refers to Boxlight Corporation.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

THE COMPANY

We are a technology company that is seeking to become a world-wide leading innovator and integrator of interactive products and software for schools, education, business, and government interactive spaces. We currently design, produce and distribute interactive displays, collaboration software, supporting accessories and professional services. We also distribute science, technology, engineering, and math (or “STEM”) products, including a robotics and coding system, 3D printing solution and portable science lab. The Company’s products are integrated into its software suite that provides tools for presentation creation and delivery, assessment, and collaboration.

Our operations are organized, managed, and classified into three reportable segments — Europe, Middle East, and Africa (EMEA), North and Central America, and all other geographic regions. Our EMEA segment consists of the operations of Sahara Holding Limited and its subsidiaries. Our Americas segment consists primarily of the operations of Boxlight, Inc. and its subsidiaries, and the segment covering all other areas consists primarily of the operations of Boxlight Australia, PTY LTD.

Each of our operating segments are primarily engaged in the sale of education technology products and services in the education market but which are also sold into the health, government and corporate sectors and derive a majority of their revenues from the sale of flat-panel displays, audio and other hardware accessory products, software solutions and professional services. Generally, our displays produce higher net operating revenues but lower gross profit margins than our accessory solutions and professional services.

To date, we have generated substantially all of the Company’s revenue from the sale of hardware (primarily consisting of interactive displays and audio products) and software to the educational market in the United States and Europe.

We have also implemented a comprehensive plan to reach and maintain profitability both from our core business operations and as a result of making strategic business acquisitions. Highlights of the plan include:

•	Integrating products of the acquired companies and cross training sales representatives to increase their offerings and productivity;

•	Hiring new sales representatives with significant industry experience in their respective territories, and

•	Expanding our reseller partner network both in key territories and in new markets, thereby increasing our penetration and reach.

Nasdaq Notice of Potential Delisting if Company Does Not Satisfy Bid Price Rule by February 24, 2025

On February 28, 2024, we received a letter from The Nasdaq Stock Market LLC notifying us that, based upon the closing bid price of our Class A common stock for the previous 30 consecutive business days, we no longer met the requirements of Nasdaq Listing Rule 5550(a)(2), also known as the Bid Price Rule. The Bid Price Rule requires that companies listed on the Nasdaq Capital Market, as Boxlight is, maintain a minimum bid price per share of $1.00.

We subsequently notified Nasdaq of our intention to cure the deficiency during the extended compliance period — which ends on February 24, 2025 — by effecting a reverse stock split, if necessary.

If we do not regain compliance with the Bid Price Rule by the end of the extended compliance period, it is expected that Nasdaq will provide written notification to us that our Class A common stock will be subject to delisting. There can be no assurance that we will regain compliance with the Bid Price Rule or that we will otherwise maintain compliance with any of the other listing requirements for The Nasdaq Capital Market. In the event our stock is delisted from Nasdaq, whether by choice or otherwise, the delisting of our Class A common stock could significantly impair our ability to raise capital and stockholder value. See “Risk Factors — We may not be able to maintain a listing of our Class A common stock on Nasdaq Capital Market, or Nasdaq”.

Going Concern

As of September 30, 2024, we owed $40.1 million to the lender under our credit agreement. As previously disclosed, we were not in compliance with the senior leverage ratio financial covenant under our credit agreement at December 31, 2023, June 30, 2024 and September 30, 2024, and we were not in compliance with the borrowing base covenant for the month ended October 31, 2024. Although, to date, we have been successful in obtaining waivers with respect to these matters and avoid defaults under the agreement, there can be no assurance that the lender will not declare an event of default and accelerate all of our obligations under the credit agreement in the event we are unable to get into full compliance with these covenants in the future.

Because of the significant decreases in the required senior leverage ratio that have occurred within the past twelve months, our current forecast projects that we may not be able to maintain compliance with this ratio. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued. See “Risk Factors — We have not complied with certain covenants, minimum liquidity and borrowing base requirements under the Credit Agreement and this could cause us to be unable to continue to operate as a going concern”.

Inability to Pay Redemption Price of Series B and C Preferred Stock

On September 25, 2020, the Company issued 1,586,620 shares of Series B Preferred Stock and 1,320,850 shares of Series C Preferred Stock. To the extent not previously converted into the Company’s Class A common stock, the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are redeemable at the option of the holders at any time or from time to time commencing on January 1, 2024 and January 1, 2026, respectively, upon 30 days prior written notice from the holders, for a redemption price, payable in cash, of $10.00 per share being redeemed plus all accrued and unpaid dividends on such redeemed shares.

If the holders of Series B Preferred Stock were to give notice of redemption, there is no guarantee that the Company would be able to satisfy the redemption price. Nor can there be any guarantee that the Company would be able to satisfy the redemption price of the Series C Preferred Stock if the holders were to give notice of redemption after January 1, 2026. See “Risk Factors — If the holders of our Series B Preferred Stock were to redeem their shares, we may not be able to pay the redemption price.”

Summary Risk Factors

Some of the factors that could materially and adversely affect our business, financial condition, results of operations and cash flows include, but are not limited to, the following:

•	our ability to continue to operate as a going concern;

•	our ability to comply with certain covenants, minimum liquidity and borrowing base requirements under our existing credit agreement, or in the alternative, to continue to obtain forbearances or waivers from the lender thereunder;

•	our ability to pay the redemption price of our outstanding Series B Preferred Stock and Series C Preferred Stock in the event the holders thereof were to opt to cause the Company to redeem the Series B Preferred Stock or Series C Preferred Stock;

•	our indebtedness, a substantial amount of which is bearing interest at a variable rate;

•	our history of operating losses;

•	our ability to raise additional capital;

•	our ability to maintain a listing of our Class A common stock on Nasdaq Capital Market;

•	changes in the sales of our display products;

•	seasonal fluctuations in our business;

•	changes in our working capital requirements and cash flow fluctuations;

•	competition in our industry;

•	our ability to enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner;

•	our reliance on resellers and distributors to promote and sell our products;

•	the success of our strategy to increase sales in the business and government market;

•	changes in market saturation for our products;

•	challenges growing our sales in foreign markets;

•	our dependency on third-party suppliers;

•	our reliance on highly skilled personnel;

•	our ability to enter into and maintain strategic alliances with third parties;

•	unfavorable global economic or political conditions, including the ongoing conflict between Russia and Ukraine, and Israel and Hamas;

•	war, terrorism, other acts of violence, or potential effects of future pandemics;

•	a breach in security of our electronic data or our information technology systems, including any cybersecurity attack;

•	our ability to keep pace with developments in technology;

•	changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies;

•	consumer product and environmental laws;

•	risks inherently related to our foreign operations;

•	our compliance with the Foreign Corrupt Practices Act;

•	income taxation for our worldwide operations;

•	our ability to ship and transport components and final products efficiently and economically across long distances and borders;

•	compliance with export control laws;

•	fluctuations in foreign currencies;

•	unstable market and economic conditions and potential disruptions in the credit markets;

•	defects in our products and detection thereof;

•	patents or other intellectual property rights necessary to protect our proprietary technology and business;

•	assertions against us relating to intellectual property rights;

•	our ability to anticipate consumer preferences and successfully develop attractive products; and

•	our ability to develop, implement and maintain an effective system of internal control over financial reporting.

For additional discussion of risk factors that may affect our business, see “Risk Factors” on page 5 of this prospectus.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, and our telephone number is 678-367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described herein and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as any subsequently filed Quarterly Report on Form 10-Q, which reports incorporated by reference in this prospectus, together with the other information in this prospectus, and the information and documents incorporated by reference herein, as updated by our subsequent filings with the Securities and Exchange Commission, and the risk factors and other information contained in the any prospectus supplement and any free writing prospectus used in connection with any offering hereunder. Any of these risks could harm our business, financial condition, results of operations or cash flow. This could cause the trading price of our Class A common stock to decline or otherwise result in a loss of all or part of your investment. The risks described herein and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

We may not be able to maintain a listing of our Class A common stock on Nasdaq.

Because our Class A common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. On February 29, 2024, we received a letter from Nasdaq notifying us that based upon the closing bid price for the last 30 consecutive business days, we no longer met the Nasdaq Listing Rule 5550(a)(2), referred to as the Bid Price Rule. We were provided an initial period of 180 calendar days, or until August 26, 2024, to regain compliance with the Bid Price Rule. On August 27, 2024, Nasdaq advised us in writing that, while we had not regained compliance with the Bid Price Rule, we had been granted an additional 180 calendar day extension, or until February 24, 2025, to regain compliance with the Bid Price Rule. As of the date of this filing, we have not maintained a closing bid price over $1.00 for ten consecutive trading days and there can be no assurance that we will regain compliance with the Bid Price Rule prior to the end of the additional 180 calendar day period, or February 24, 2025 or that we will otherwise maintain compliance with any of the other Nasdaq listing requirements.

We will continue to actively monitor the closing bid price of our Class A common stock and will evaluate available options, including, without limitation, seeking to effect a reverse stock split, in order to resolve the deficiency and regain compliance with the Bid Price Rule. If we fail to regain compliance, or otherwise violate or fail to meet any Nasdaq listing requirements, our Class A common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class A common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class A common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A common stock. In the event our stock is delisted from Nasdaq, whether by choice or otherwise, the delisting of our Class A common stock could significantly impair our ability to raise capital and stockholder value.

A reverse split of our Class A common stock could decrease our total market capitalization and increase, and may continue to increase, the volatility of our stock price.

If we conduct a reverse stock split in order to maintain the listing of the Class A common stock with Nasdaq, there can be no assurance that the total market capitalization of our Class A common stock after the reverse stock split will be equal to or greater than the total market capitalization before the reverse stock split, or that the per share market price of our Class A common stock following the reverse stock split will remain in proportion to the reduction in the number of shares of Class A common stock outstanding before the reverse stock split.

Furthermore, a decline in the market price of our Class A common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Class A common stock could be adversely affected following such a reverse stock split.

We have not complied with certain covenants, minimum liquidity and borrowing base requirements under the credit agreement and this could cause us to be unable to continue to operate as a going concern.

As of September 30, 2024, we owed $40.1 million to Whitehawk Finance LLC, which is the lender under our term loan credit facility, referred to as the credit agreement. As previously disclosed, we have been unable to comply with certain covenants under our credit agreement. Although, to date, we have been successful in obtaining waivers with respect to these matters and avoid defaults under the agreement, there can be no assurance that the lender will not declare an event of default and accelerate all of our obligations under the credit agreement in the event we are unable to get into full compliance with these covenants in the future.

Most recently, we were not in compliance with the senior leverage ratio financial covenant under our credit agreement at September 30, 2024 and our borrowing base covenant under the credit agreement for the month ended October 31, 2024. Because of the significant decreases in the required senior leverage ratio that have occurred within the past twelve months, our current forecast projects that we may not be able to maintain compliance with this ratio. These conditions raise substantial doubt about our ability to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon our ability to continue to achieve positive cash flow from operations, obtain waivers or other relief under the credit agreement for any future non-compliance with the senior leverage ratio, borrowing base requirements or any other covenants or requirements under the credit agreement, or refinance our credit agreement with a different lender. Furthermore, in the event the lender refuses to grant waivers to avoid a future default, the lender might accelerate our obligations under the credit agreement. In order to satisfy such obligations, we would similarly have to refinance our obligations or seek additional capital which we might not be able to do on acceptable terms or on a timely basis, or at all. In the event we fail in any of the efforts described in the preceding sentences, our business may materially suffer or even cease operations.

If the holders of our Series B or C Preferred Stock were to redeem their shares, we may not be able to pay the redemption price.

On September 25, 2020, the Company issued 1,586,620 shares of Series B Preferred Stock and 1,320,850 shares of Series C Preferred Stock. To the extent not previously converted into the Company’s Class A common stock, the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are redeemable at the option of the holders at any time or from time to time commencing on January 1, 2024 and January 1, 2026, respectively, upon 30 days prior written notice from the holders, for a redemption price, payable in cash, of $10.00 per share being redeemed plus all accrued and unpaid dividends on such redeemed shares. If all unconverted shares of Series B Preferred Stock were redeemed on September 30, 2024, the total amount payable by the Company would be $15.9 million.

If the holders of Series B Preferred Stock were to give notice of redemption, there is no guarantee that the Company would be able to satisfy the redemption price. Assuming it were unable to, the Company might have to seek additional capital (including through the incurrence of additional indebtedness, issuance of securities or sale of assets outside the ordinary course). There is no guarantee that the Company would be able to obtain such additional capital on acceptable terms, or at all. Moreover, redemption of the Series B Preferred Stock might cause a default under the Credit Agreement, and efforts to satisfy it might be effectively prohibited by covenants under the Credit Agreement.

The Company’s failure to be able to timely satisfy any redemption of the Series B Preferred Stock, and other follow-on consequences of such failure, could materially negative affect the Company, including jeopardizing its ability to continue as a going concern.

As noted above, the Company’s Series C Preferred Stock is subject to redemption by the holder starting January 1, 2026, so it is possible the risk of a non-payable redemption price could increase in the future. If all unconverted shares of Series C Preferred Stock were redeemed on September 30, 2024, the total amount payable by the Company would be $13.2 million.

Our ability to raise additional capital may be limited by various factors, including doubts as to our ability to continue as a going concern, our substantial indebtedness, the terms of our preferred stock and warrants and potentially limited availability of shares of Class A common stock under our charter.

In order to continue to operate our business, we expect to need to raise additional capital, whether to refinance our outstanding indebtedness, satisfy redemption demands by the holders of our Series B or C Preferred Stock or to fund working capital needs.

Our ability to raise additional capital is based upon equity and credit markets and economic forces that are outside of our control. Because of doubts about our ability to continue as a going concern, our substantial indebtedness and our potential redemption obligations to holders of preferred stock, there can be no assurance that we will be successful in refinancing our debt or raising additional capital, whether on acceptable terms, or at all. Furthermore, if we were attempting to refinance our obligations or raise capital in response to an imminent or declared acceleration and default on our indebtedness or to satisfy preferred stock redemption demands, we might have to do so on an expedited basis, which might further jeopardize our ability to successfully refinance or obtain capital.

Certain terms of the warrant we issued to the lender under our credit agreement may discourage potential equity investors. The warrant was originally issued to the lender in partial consideration for entering into the credit agreement on December 31, 2021. The warrant was originally exercisable for 255,411 shares of Class A common stock at $16.00 per share. Pursuant to the terms of the warrant, based on the Class A common stock price on March 31, 2022, the exercise price per share and shares issuable under the warrant adjusted to $9.52 and 429,263, respectively. Furthermore, under the terms of the warrant, certain subsequent equity issuances at a price per share less than then-effective exercise price per share under the warrant triggers additional adjustments of the exercise price and shares subject to exercise. Pursuant to such adjustments features, an equity issuance in 2022 caused the exercise price per share and shares issuable under the warrant to adjust to $8.80 and 464,385, respectively. Future equity issuances at a price per share less than $8.80 that are not exempt from the adjustment feature would trigger further adjustments. These features may discourage future equity investors, thus potentially further hampering our capital raising efforts.

In addition, we have a limited number of authorized but unissued shares of Class A common stock remaining under our articles of incorporation that are not reserved for issuance pursuant to outstanding derivative securities. At September 30, 2024, we had approximately 5.0 million shares of Class A common stock available for future issuance and sale out of a total authorized amount of 18,750,000 shares. If, in order to maintain our Class A common stock’s listing with Nasdaq, we conduct a reverse stock split that also splits the authorized but unissued shares, the problems caused by our limited share availability may be exacerbated. Furthermore, we may not be successful in obtaining the approval of the Company’s stockholders to increase that amount. Consequently, the Company may be limited in its ability to raise additional capital through sales of Class A common stock or securities convertible or exercisable into Class A common stock.

In the event we are unable to raise capital in the future in sufficient amounts, on a timely basis or on acceptable terms, our business may materially suffer or even cease operations.

We have incurred net losses, our revenues have been declining and our future profitability is not certain.

For the fiscal years ended December 31, 2023 and 2022, we incurred net losses attributable to common stockholders of $40.4 million and $5.0 million, respectively. In addition, for the three and nine months ended September 30, 2024, we incurred net losses attributable to common stockholders of $3.4 million and $12.6 million, respectively.

Our total revenues declined 20.3% from $221.8 million for the fiscal year ended December 31, 2022 to $176.7 million for the fiscal year ended December 31, 2023. Furthermore, total revenues declined 26.9% to $36.3 million for the three months ended September 30, 2024 and 18.9% to $111.9 million for the nine months ended September 30, 2024, in each case as compared to the comparable prior year period.

Our operating results for future periods are subject to numerous uncertainties and we cannot be certain that we will be profitable or that we will not experience further substantial losses in the future. If we are not able to increase revenue and reduce our costs or otherwise improve our margins, we may not be able to achieve profitability in future periods and our business, financial condition, results of operations and cash flows may be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only prediction, and are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, the matters set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as any subsequently filed Quarterly Report on Form 10-Q and matters discussed under the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

You should not place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. We do not assume any obligation to revise or update these forward- looking statements except as may be required by law.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and units that we may offer and sell from time to time. When we offer one or more of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions apply. The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Eleventh Amended and Restated Articles of Incorporation and certificates of change and designation adopted thereunder, collectively referred to as our Charter, and our Amended and Restated Bylaws, referred to as our Bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 118,750,000 shares, of which:

•	18,750,000 are designated Class A common stock, par value $0.0001 per share;

•	50,000,000 are designated Class B common stock, par value $0.0001 per share;

•	50,000,000 are designated preferred stock, of which:

•	250,000 shares are designated as Series A preferred stock, par value $0.0001 per share;

•	1,586,620 shares are designated as Series B preferred stock, par value of $0.0001 per share;

•	1,320,850 shares are designated as Series C preferred stock, par value of $0.0001 per share; and

•	The remaining preferred shares, par value of $0.0001 per share, are available to be designated by the Company’s board of directors in the future.

Common Stock

Class A Common Stock

Our Class A common stock is listed on The Nasdaq Capital Market under the ticker symbol “BOXL.” We have 9,853,071 shares of Class A common stock issued and outstanding as of January 23, 2025.

Voting Rights. Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Cumulative voting for the election of directors is not provided for in our Charter, as amended and restated.

Dividend Rights. Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding Class A common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the board of directors may determine.

Liquidation Rights. In the event of our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our Class A common stock have no subscription, redemption or conversion privileges. Our Class A common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Class A common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Class B common stock

Our Charter authorizes Class B common stock, although at present we have no Class B common stock issued and outstanding. Our Class B common stock is only available for issuance upon exercise of stock options to be granted to Boxlight Group employees.

Voting Rights. The holders of Class B common stock have no voting rights, other than voting only on such matters as required by law.

Conversion Rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock.

Preferred Stock

Subject to approval by holders of shares of any class or series of preferred stock to the extent such approval is required by its terms, our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

Warrants

We may issue warrants for the purchase of our common stock or preferred stock, or a combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. In such case, the warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This description is a summary of the certain provisions of the units and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the forms of warrants and warrant agreement (if any) that will be filed with the SEC in connection with an offering of warrants. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described above and below.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

The shares of our common stock are listed on The Nasdaq Capital Market under the symbol “BOXL.” On January 23, 2025, our last reported sale price per share for our common stock as reported on The Nasdaq Capital Market was $1.00.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordination”;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

•	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	change the stated maturity of any debt security;

•	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•	reduce the principal of an original issue discount security on acceleration of maturity;

•	reduce the rate of interest or extend the time for payment of interest on any debt security;

•	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

•	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “— Satisfaction and Discharge; Defeasance” above). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “— Satisfaction and Discharge; Defeasance” above. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)	all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)	all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6)	all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and

•	subordinated debt securities.

DESCRIPTION OF UNITS

This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with an offering of the units. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the

•	securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Charter and our Bylaws, which are discussed below, could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Charter provides that, subject to approval by holders of shares of any class or series of preferred stock to the extent such approval is required by its terms, our board of directors has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Class A common stock.

Our Charter limits the ability to call special meetings of the stockholders to the president or the chairman of the board of directors, and shall be called by the secretary at the direction of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of our common stock issued and outstanding and entitled to vote.

Our Bylaws provide that the removal of a director from the board, with or without cause, must be by affirmative vote of not less than 2/3 of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

PLAN OF DISTRIBUTION

We may sell the securities included in this prospectus (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to a limited number of purchasers or to a single purchaser, or (v) through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded:

•	at a fixed price or at final prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as the term is defined in the Securities Act, as amended, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to us to such agent will be set forth in the applicable prospectus supplement.

DIVIDEND POLICY

The decision to pay cash dividends on our Class A common stock rests with our Board and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not have a history of paying dividends, and we do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Boxlight Corporation as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in Boxlight Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars, LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, by emailing us at investor.relations@boxlight.com, or by calling us at 360-464-4478. We also maintain a website, https://boxlight.com/investor-relations/overview, through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://boxlight.com. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 8, 2024, August 13, 2024 and November 14, 2024, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2024, February 2, 2024, March 4, 2024, April 23, 2024, June 12, 2024, July 9, 2024, July 23, 2024, and August 28, 2024 (other than those portions of the documents deemed to be furnished and not filed);

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on April 29, 2024 and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, as updated by Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating the description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, Attention: Investor Relations, by emailing us at investor.relations@boxlight.com, or by calling us at 360-464-4478.

BOXLIGHT CORPORATION

1,333,333 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

September 23, 2025